 EX 16.1

September 8, 2017

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by Pollex, Inc., under Item 4.01 of its Form 8-K dated September 8, 2017. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ MSPC

Certified Public Accountants and Advisors,

A Professional Corporation